EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders
             of Credit Suisse Institutional Fund, Inc.


In planning and performing our audit of the financial statements of Credit Suisse Institutional Fund, Inc. - International Focus Portfolio, Credit Suisse Institutional Fund, Inc. - Emerging Markets Portfolio, Credit Suisse Institutional Fund, Inc. - Large Cap Value Portfolio, Credit Suisse Institutional Fund, Inc. - Small Cap Growth Portfolio and Credit Suisse Institutional Fund, Inc. - Post-Venture Capital Portfolio (constituting the Credit Suisse Institutional Fund, Inc.) (the Fund) for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 17, 2001





EXHIBIT B:
10-F3 Transactions
For the Period of May 1, 2001 through October 31, 2001

FUND NAME: Credit Suisse Institutional Fund Inc.

INFORMATION WILL BE DISPLAYED IN THE FOLLOWING ORDER:

OFFERING
DATE
BROKER
PRICE
PAR/ SHARES
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER


WP POST VENTURE CAPITAL PORTFOLIO
(1)
Dal-Tile International Inc.
5/16/01
Goldman Sachs
13.75
300
0
0.37
CS First Boston

(2)
FMC Technologies
6/13/01
Merrill Lynch
20
100
0
0.18
CS First Boston

(3)
Insight Communications
6/19/01
Goldman Sachs
23.45
100
0
0.2
CS First Boston



SMALL CAP GROWTH PORTFOLIO
(1)
Dal-Tile International Inc.
5/16/01
Goldman Sachs
13.75
40800
0.26
0.34
CS First Boston

(2)
Global Pwer Equipment
5/17/01
Salomon
20
34800
0.47
0.4
CS First Boston

(3)
Insight Communications
6/19/01
Goldman Sachs
23.45
23900
0.55
0.34
CS First Boston

(4)
Insight Communications
6/19/01
Goldman Sachs
23.45
400
0.01
0.01
CS First Boston

(5)
Mediacom Communications Corp
6/22/01
Deutsche Banc Alex Brown
15.22
20400
0.01
0.19
CS First Boston



INTERNATIONAL FOCUS PORTFOLIO
(1)
Inditex
5/22/01
Morgan Stanley
14.7
82700
0.06
0.81
CS First Boston



EMERGING MARKETS PORTFOLIO
(1)
Embraer Aircraft Corp.ADR
6/18/01
JP Morgan Sec. Inc./Chase
40.01
300
0
0.85
CS First Boston



LARGE CAP VALUE PORTFOLIO
(1)
FMC Technologies
6/13/01
Merrill Lynch
20
1900
0.02
1.1
CS First Boston

(2)
FMC Technologies
6/13/01
Merrill Lynch
20
100
0
0.06
CS First Boston